UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

CBL & ASSOCIATES PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on May 4, 2009

The Company’s Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2008 are also available at http://www.cblproperties.com/cbl.nsf/inv_fin_rep.

CBL & Associates Properties, Inc. Notice of Annual Meeting

Date:	Monday, May 4, 2009
Time:	4:00 P.M. Eastern Time
Place:	The Chattanoogan, 1201 South Broad Street,

Chattanooga, Tennessee

The purpose of the meeting is to take action on the following:

(1)    To re-elect four directors to serve for three years and until their respective successors have been duly elected and qualified;

(2)    To ratify the selection of Deloitte & Touche, LLP as the Company’s independent registered public accounts for the Company’s fiscal year ending December 31, 2008; and

(3)    A stockholder proposal requesting that the Board of Directors take the necessary steps to declassify the Board of Directors and require annual election of all the Company’s directors.

The Board of Directors recommends a vote FOR each of Proposals (1) and (2) above, and AGAINST Proposal (3).

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the proxy card at your earliest convenience in accordance with the instructions on the proxy card. Submitting your proxy now will not prevent you from voting your stock at the meeting if you want to do so, as your vote by proxy revocable at your option.

To obtain directions to be able to attend the meeting and vote in person, you may contact our Vice President – Corporate Communications and Investor Relations either by mail at our corporate office address listed below, or by e-mail to Katie_Reinsmidt@cblproperties.com.

CBL & Associates Properties Inc.

c/o Katie Reinsmidt

2030 Hamilton Place Blvd.

Suite 500

CBL Center

Chattanooga, Tennessee 37421